Exhibit (e)(3)

SUPPLEMENT TO

DISTRIBUTION CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

August 12, 2008

Allianz Global Investors Distributors LLC

1345 Avenue of the Americas

New York, NY 10105-4800

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1. The Trust is an open-end investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO Global Multi-Asset Fund and PIMCO EM Fundamental IndexPLUS TR Strategy Fund (the “Funds”) and PIMCO Long Duration Corporate Bond Portfolio (the “Portfolio”) are each a separate investment portfolio of the Trust.

2. The Trust and the Distributor have entered into an Amended and Restated Distribution Contract (the “Contract”) dated February 26, 2008, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Funds and the Portfolio and the Distributor hereby acknowledges that the Contract shall pertain to the Funds and the Portfolio, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. This Supplement and the Contract shall become effective with respect to the Funds, the Portfolio and each class thereof on August 12, 2008 and shall continue in effect for a period not to exceed one year from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Funds, the Portfolio and each class thereof only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Funds, the Portfolio and each class thereof, by the vote of a majority of the outstanding voting securities of the Funds or the Portfolio, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and each class thereof and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Funds, the Portfolio or class thereof or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

5. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Funds and the Portfolio to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

6. The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:	/s/ Ernest L. Schmider
Title:	President

ACCEPTED:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ Brian Jacobs
Title:	Managing Director, Head of Sales

SCHEDULE A

Amended and Restated Distribution Contract

between PIMCO Funds and

Allianz Global Investors Distributors LLC (formerly PIMCO Advisors Distributors LLC)

February 26, 2008

As supplemented

August 12, 2008

This contract relates to the following Funds and Portfolios:

Funds:

All Asset Fund

All Asset All Authority Fund

California Intermediate Municipal Bond Fund

California Short Duration Municipal Income Fund

Commercial Mortgage Securities Fund

CommodityRealReturn Strategy Fund

Convertible Fund

Developing Local Markets Fund

Diversified Income Fund

Emerging Local Bond Fund

Emerging Markets Bond Fund

EM Fundamental IndexPLUS TR Strategy Fund

European StocksPLUS TR Strategy Fund

Extended Duration Fund

Far East (Ex-Japan) StocksPLUS TR Strategy Fund

Floating Income Fund

Foreign Bond Fund (U.S. Dollar-Hedged)

Foreign Bond Fund (Unhedged)

Fundamental Advantage Tax Efficient Strategy Fund

Fundamental Advantage Total Return Strategy Fund

Fundamental IndexPLUS Fund

Fundamental IndexPLUS TR Fund

Global Advantage Strategy Bond Fund

Global Bond Fund (Unhedged)

Global Bond Fund (U.S. Dollar-Hedged)

Global Multi-Asset Fund

GNMA Fund

High Yield Fund

High Yield Municipal Bond Fund

Income Fund

International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged)

International StocksPLUS TR Strategy Fund (Unhedged)

Investment Grade Corporate Bond Fund

Japanese StocksPLUS TR Strategy Fund

Liquid Assets Fund

Loan Obligation Fund

Long Duration Fund

Long Duration Total Return Fund

Long-Term U.S. Government Fund

Low Duration Fund

Low Duration Fund II

Low Duration Fund III

Moderate Duration Fund

Money Market Fund

Mortgage-Backed Securities Fund

Municipal Bond Fund

Real Return Fund

Real Return Asset Fund

RealEstateRealReturn Strategy Fund

RealRetirement 2010 Fund

RealRetirement 2020 Fund

RealRetirement 2030 Fund

RealRetirement 2040 Fund

RealRetirement 2050 Fund

Short Duration Municipal Income Fund

Short-Term Fund

Small Cap StocksPLUS TR Fund

StocksPLUS Fund

StocksPLUS Long Duration Fund

StocksPLUS Municipal-Backed Fund

StocksPLUS TR Short Strategy Fund

StocksPLUS Total Return Fund

Total Return Fund

Total Return Fund II

Total Return Fund III

Unconstrained Bond Fund

Portfolios:

Asset-Backed Securities Portfolio

Asset-Backed Securities Portfolio II

Emerging Markets Portfolio

Developing Local Markets Portfolio

High Yield Portfolio

International Portfolio

Investment Grade Corporate Portfolio

Long Duration Corporate Bond Portfolio

Money Market Portfolio

Mortgage Portfolio

Mortgage Portfolio II

Municipal Sector Portfolio

Opportunity Portfolio1

Real Return Portfolio

Short-Term Portfolio

Short-Term Portfolio II

U.S. Government Sector Portfolio

U.S. Government Sector Portfolio II

[1]	Opportunity Portfolio has not been offered to clients.